                                                                    Exhibit 99.2






                             ORGANICHEM CORPORATION
                  (formerly known as Nycomed Inc. - Rensselaer,
                           a division of Nycomed Inc.)

                              FINANCIAL STATEMENTS
                     (and Report of Independent Accountants)


                                 For the Period
                    January 1, 1999 through December 21, 1999
                 and the Years Ended December 31, 1998 and 1997

Table of Contents



                                                                           Page
                                                                           ----
REPORT OF INDEPENDENT ACCOUNTANTS                                           1


FINANCIAL STATEMENTS

        Balance Sheets                                                      2

        Statements of Operations                                            3

        Statements of Changes in Equity                                     4

        Statements of Cash Flows                                            5

        Notes to Financial Statements                                    6-10

                                1
Report of Independent Accountants



To the Board of Directors of
Organichem Corporation


In our opinion, the accompanying balance sheets and the related statements of operations, changes in equity and cash flows present fairly, in all material respects, the financial position of Organichem Corporation (formerly known as Nycomed Inc. - Rensselaer, a division of Nycomed Inc.) at December 21, 1999, and December 31, 1998 and 1997, and the results of its operations and its cash flows for the period January 1, 1999 through December 21, 1999 and the years ended December 31, 1998 and 1997 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 9, the management of Nycomed Inc. - Rensselaer purchased substantially all of the assets of the Company from Nycomed Inc. in December 1999.

As discussed in Note 2, the Company has significant transactions with related parties.



                                                      PRICEWATERHOUSECOOPERS LLP

February 21, 2000

Organichem Corporation (formerly known as
    Nycomed Inc. - Rensselaer, a division of Nycomed Inc.)

Balance Sheets
December 21, 1999 and December 31, 1998 and 1997


                                                1999          1998           1997
             ASSETS
Current assets:
    Cash                                     $     1,928   $    15,413   $     6,330
    Trade receivables                          3,547,168     2,765,009       856,342
    Inventories                               19,085,171    19,454,734    19,914,777
    Due from affiliates                        6,334,066    16,298,186    10,525,772
    Prepaid expenses                             388,046       456,918       371,117
    Other receivables                            564,704        19,083       515,909
                                             -----------   -----------   -----------

           Total current assets               29,921,083    39,009,343    32,190,247

    Property, plant and equipment, net        52,121,604    51,211,746    49,208,079
                                             -----------   -----------   -----------

           Total assets                      $82,042,687   $90,221,089   $81,398,326
                                             ===========   ===========   ===========

         LIABILITIES AND EQUITY
Current liabilities:
    Bank overdraft                           $ 2,341,810   $ 1,586,957   $ 1,503,298
    Accounts payable                           2,358,895     4,280,934     3,319,944
    Accrued expenses                             228,951       638,919     1,066,937
    Due to affiliates                               --            --       9,887,078
                                             -----------   -----------   -----------

           Total current liabilities           4,929,656     6,506,810    15,777,257

Accrued environmental costs                    2,552,995     2,920,487     3,225,079
                                             -----------   -----------   -----------

         Total liabilities                     7,482,651     9,427,297    19,002,336
                                             -----------   -----------   -----------

Commitments and contingencies

Equity:
    Contributed capital                       48,024,141    56,496,703    47,518,747
    Retained earnings                         26,535,895    24,297,089    14,877,243
                                             -----------   -----------   -----------

        Total equity                          74,560,036    80,793,792    62,395,990
                                             -----------   -----------   -----------

        Total liabilities and equity         $82,042,687   $90,221,089   $81,398,326
                                             ===========   ===========   ===========




The accompanying notes are an integral part of these financial statements.

Organichem Corporation (formerly known as
 Nycomed Inc. - Rensselaer, a division of Nycomed Inc.)

Statements of Operations
For the Period January 1, 1999 through December 21, 1999 and
Years Ended December 31, 1998 and 1997


                                               1999          1998           1997

Sales to affiliates                         $31,879,541   $45,841,681   $39,327,785
Sales to customers                           14,559,780    16,016,354     9,393,488
                                            -----------   -----------   -----------

      Total sales                            46,439,321    61,858,035    48,721,273

Cost of sales                                38,421,111    43,226,384    39,128,272
                                            -----------   -----------   -----------

               Gross profit                   8,018,210    18,631,651     9,593,001


General and administrative expenses           1,532,547     1,146,605     1,072,787
Selling expenses                                482,035       515,780       288,399
Research and development expenses             2,421,539     1,877,143     1,464,201
                                            -----------   -----------   -----------

               Income before income taxes     3,582,089    15,092,123     6,767,614

               Income taxes                   1,343,283     5,672,277     2,537,855
                                            -----------   -----------   -----------

               Net income                   $ 2,238,806   $ 9,419,846   $ 4,229,759
                                            ===========   ===========   ===========


The accompanying notes are an integral part of these financial statements.

Organichem Corporation (formerly known as
 Nycomed Inc. - Rensselaer, a division of Nycomed Inc.)

Statements of Changes in Equity
For the Period January 1, 1999 through December 21, 1999 and the
Years Ended December 31, 1998 and 1997




                                     Contributed      Retained
                                       Capital        Earnings         Total
                                    ------------    ------------   ------------

Balance at January 1, 1997          $ 49,558,149    $ 10,647,484   $ 60,205,633

Net income                                  --         4,229,759      4,229,759

Amount contributed to affiliate       (2,039,402)           --       (2,039,402)
                                    ------------    ------------   ------------

Balance at December 31, 1997          47,518,747      14,877,243     62,395,990

Net income                                  --         9,419,846      9,419,846

Amount contributed from affiliate      8,977,956            --        8,977,956
                                    ------------    ------------   ------------

Balance at December 31, 1998          56,496,703      24,297,089     80,793,792

Net income                                  --         2,238,806      2,238,806

Amount contributed to affiliate       (8,472,562)           --       (8,472,562)
                                    ------------    ------------   ------------

Balance at December 21, 1999        $ 48,024,141    $ 26,535,895   $ 74,560,036
                                    ============    ============   ============


The accompanying notes are an integral part of these financial statements.

Organichem Corporation (formerly known as
 Nycomed Inc. - Rensselaer, a division of Nycomed Inc.)

Statements of Cash Flows
For the Period January 1, 1999 through December 21, 1999 and the
Years Ended December 31, 1998 and 1997



                                                                  1999            1998             1997

Cash flows from operating activities:
    Net income                                                $  2,238,806    $  9,419,846    $  4,229,759
    Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
      Depreciation                                               4,915,823       4,219,927       4,087,854
      Loss on disposal of plant and equipment                      848,159          37,104         100,719
    Changes in operating assets and liabilities:
        Trade receivables                                         (782,159)     (1,908,667)       (584,513)
        Inventories                                                369,563         460,043      (5,117,609)
        Due from affiliates                                      9,964,120      (5,772,414)     (6,109,921)
        Prepaid expenses                                            68,872         (85,801)        492,565
        Other receivables                                         (545,621)        496,826       2,541,497
        Accounts payable                                        (1,922,039)        960,990      (1,974,873)
        Accrued expenses                                          (409,968)       (428,018)         14,780
        Due to affiliates                                             --        (9,887,078)      9,887,078
        Accrued environmental costs                               (367,492)       (304,592)       (979,954)
                                                              ------------    ------------    ------------

        Net cash provided by (used in) operating activities     14,378,064      (2,791,834)      6,587,382
                                                              ------------    ------------    ------------

Cash flows from investing activities:
    Additions to property, plant and equipment                  (6,673,840)     (6,260,698)     (4,860,456)
                                                              ------------    ------------    ------------

        Net cash used in investing activities                   (6,673,840)     (6,260,698)     (4,860,456)
                                                              ------------    ------------    ------------

Cash flows from financing activities:
    Bank overdraft                                                 754,853          83,659         314,386
    Contribution (to) from affiliate                            (8,472,562)      8,977,956      (2,039,402)
                                                              ------------    ------------    ------------

        Net cash (used in) provided by financing activities     (7,717,709)      9,061,615      (1,725,016)
                                                              ------------    ------------    ------------

        Decrease in cash                                           (13,485)          9,083           1,910

Cash, beginning of year                                             15,413           6,330           4,420
                                                              ------------    ------------    ------------

Cash, end of year                                             $      1,928    $     15,413    $      6,330
                                                              ============    ============    ============


The accompanying notes are an integral part of these financial statements.

Organichem Corporation (formerly known as
 Nycomed Inc. - Rensselaer, a division of Nycomed Inc.)

Notes to Financial Statements




1.    Summary of Significant Accounting Policies

       Description of business:

          OrganichemCorporation (the Company) operates a chemical manufacturing operation in Rensselaer, New York, and is in the business of manufacturing and supplying pharmaceutical intermediates and active ingredients. The Company provides a wide range of third-party development to the chemical and pharmaceutical industry and is regulated by the Food and Drug Administration (FDA).

          The Company was formerly known as Nycomed Inc. - Rensselaer (Rensselaer), a division of Nycomed Inc. (Princeton), which is located in Princeton, New Jersey. Princeton is a wholly owned subsidiary of Nycomed Imaging ASA (the Parent), which is located in Norway. On December 22, 1999 management of Rensselaer purchased the facility from Princeton and named the new company Organichem Corporation

       Use of estimates:

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Revenue recognition:

          Sales are recognized upon shipment to customers.

       Cash:

          The Company classifies deposits in banks as cash for purposes of the statement of cash flows.

       Inventories:

          Inventories are stated at the lower of cost or market. Cost includes material, labor, and manufacturing overhead and is determined using the first-in, first-out (FIFO) method.

       Property, plant and equipment:

          Property, plant and equipment are recorded at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets.

Organichem Corporation (formerly known as
 Nycomed Inc. - Rensselaer, a division of Nycomed Inc.)

Notes to Financial Statements, Continued



1.    Summary of Significant Accounting Policies, Continued

       Property, plant and equipment, continued:

          The following table shows estimated useful lives:

          Buildings                                                   40 years
          Building equipment                                       15-20 years
          Machinery and equipment                                     10 years
          Furniture and fixtures                                      10 years
          Office equipment                                             5 years
          Automobiles and trucks                                     3-5 years

          Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred; betterments and major renewals are capitalized. When assets are retired or otherwise disposed of, the costs and related allowances for depreciation are removed from the accounts, and the resulting gain or loss is recognized.

          The Company reviews the carrying value of property, plant and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. In cases where an impairment is noted, an impairment loss is recognized by an amount by which the carrying amount exceeds the fair value of assets.

       Environmental costs:

           In the ordinary course of business the Company is subject to environmental laws and regulations, and has made provisions for the estimated financial impact of environmental cleanup related costs. The quantification of environmental exposures requires an assessment of many factors, including changing laws and regulations, advancements in environmental technologies, the quality of information available related to specific sites, the assessment stage of each site investigation, preliminary findings and the length of time involved in remediation or settlement. The Company's policy is to accrue environmental cleanup related costs when those costs are believed to be probable and can be reasonably estimated.

       Due to/due from affiliates and contributed capital:

           Due to/due from affiliates arise from sales to affiliates, receipts from unaffiliated customers and other operating activities, including costs allocated by Princeton. In January of each year, the due to affiliates has been contributed to the capital of the Company and due from affiliates has been contributed to Princeton.

       Income taxes:

           As a division of Princeton, the Company provides income taxes at the combined federal and state statutory rate of 37.5%. Such payable is included in the caption "due to/due from affiliates" and is adjusted to contributed capital in the subsequent year as if such amount is contributed to the Company by Princeton.

       Research and development:

           Research and development costs are expensed as incurred.

Organichem Corporation (formerly known as
 Nycomed Inc. - Rensselaer, a division of Nycomed Inc.)

Notes to Financial Statements, Continued



2.    Related Party Transactions

       Rensselaer supplied Nycomed Imaging A.S. (Norway) and Nycomed Puerto Rico Inc. (Puerto Rico) with finished goods under various supply agreements. Both Norway and Puerto Rico are wholly owned subsidiaries of the Parent. Sales to these two entities for the period January 1, 1999 through December 21, 1999 and the years ended December 31, 1998 and 1997 are included in the caption "sales to affiliates" on the statements of operations.

       Princeton allocated insurance costs and costs associated with various employee benefit plans to Rensselaer. Total costs allocated to Rensselaer for the period January 1, 1999 through December 21, 1999 and the years ended December 31, 1998 and 1997 are:

                                             1999         1998           1997

       Employee benefit plans            $ 2,010,908   $ 1,862,440   $ 1,674,578
       Insurance                             220,215       257,606       232,011

       Due from affiliates consists of the following at December 21, 1999 and December 31, 1998 and 1997.

                                             1999         1998           1997

       Norway                            $ 2,344,782   $ 7,816,551   $10,525,772
       Princeton                           3,989,284     8,472,562           --
       Other affiliates                          --           9,073          --
                                         -----------   -----------   -----------

                                         $ 6,334,066   $16,298,186   $10,525,772
                                         ===========   ===========   ===========

       Due to affiliates consists of the following at December 31, 1997:

                                                                         1997

       Princeton                                                     $ 8,977,956
       Puerto Rico                                                       832,819
       Other affiliates                                                   76,303
                                                                     -----------

                                                                     $ 9,887,078
                                                                     ===========


3.     Inventories

       Inventories consist of the following at December 21, 1999, December 31, 1998 and 1997:

                                            1999          1998           1997

       Raw materials                     $ 2,105,064   $ 4,740,864   $ 3,413,273
       Work in process                    12,750,648    10,992,062    11,011,554
       Finished goods                      4,229,459     3,721,808     5,489,950
                                         -----------   -----------   -----------
                                         $19,085,171   $19,454,734   $19,914,777
                                         ===========   ===========   ===========

Organichem Corporation (formerly known as
 Nycomed Inc. - Rensselaer, a division of Nycomed Inc.)

Notes to Financial Statements, Continued



4.     Property, Plant and Equipment

       Property, plant and equipment consists of the following at December 21, 1999 and December 31, 1998 and 1997:

                                                        1999             1998           1997

         Land                                       $    510,000    $    510,000    $    510,000
         Buildings                                    11,341,361      11,341,361      11,341,361
         Building equipment                            9,290,337       9,100,197       8,823,625
         Machinery and equipment                      42,619,890      40,772,964      34,195,033
         Construction in progress                      6,993,033       3,648,032       5,186,822
         Furniture, fixtures and office equipment      2,757,204       2,631,124       1,867,635
         Automobiles and trucks                          148,993         121,769         106,593
                                                    ------------    ------------    ------------
                                                      73,660,818      68,125,447      62,031,069
         Less accumulated depreciation               (21,539,214)    (16,913,701)    (12,822,990)
                                                    ------------    ------------    ------------

                                                    $ 52,121,604    $ 51,211,746    $ 49,208,079
                                                    ============    ============    ============

       Depreciation expense was $4,915,823, $4,219,927 and $4,087,854 for the period January 1, 1999 through December 21, 1999 and the years ended December 31, 1998 and 1997, respectively.

5.     Employee Benefit Plans

       Rensselaer employees participate in defined contribution and defined benefit pension plans as well as a post retirement plan operated by the Parent under an arrangement which has been separately established by Princeton. In respect of the defined benefit plans, actuarial valuations are made regularly and the contributions payable are adjusted as appropriate. Pension costs are accounted for on the basis of charging the expected cost of providing pensions over the period of the employees' services. These costs and the costs of the other benefit plans are included in the employee benefit plans allocation from Princeton discussed in Note 2.


6.     Commitments and Contingencies

       The Company's operations are subject to extensive and evolving federal, state and local environmental laws and regulations. Compliance with such laws and regulations can be costly. Additionally, governmental authorities may enforce the laws and regulations with a variety of civil and criminal enforcement measures, including monetary penalties and remediation requirements.

       The Comprehensive Environmental Response, Compensation and Liability Act, also known as "Superfund," imposes liability for the release of a "hazardous substance" into the environment. Superfund liability is imposed, without regard to fault, even if the waste disposal was in compliance with the then current laws and regulations. With the joint and several liability imposed under Superfund, a potentially responsible party (PRP) may be required to pay more than its proportional share of such costs. The Company has been named as a PRP for three "Superfund" sites. Based upon information available, cleanup and monitoring costs have been accrued in the caption accrued environmental costs on the balance sheets. These costs are expected to be paid over several years. During 1996, the Company deposited approximately $850,000 into an escrow account to fulfill its responsibilities for one of these sites.

Organichem Corporation (formerly known as
 Nycomed Inc. - Rensselaer, a division of Nycomed Inc.)

Notes to Financial Statements, Continued



6.     Commitments and Contingencies, Continued
       Under a 1994 agreement, the Company has assumed a maximum liability of $13,950,000 related to environmental remediation associated with the Company's operations. The Company paid approximately $370,000, $320,000 and $180,000 for the period January 1, 1999 through December 21, 1999 and the years ended December 31, 1998 and 1997, respectively, for environmental remediation and monitoring.

       Future information and developments, including legislative and enforcement developments, will require the Company to continually reassess the expected impact of these environmental matters. However, the Company has evaluated its total environmental exposure based on currently available data, including its potential joint and several liability, and believes that compliance with all applicable laws and regulations will not have a material adverse impact on the Company's financial position, results of operations, or cash flows.

       From time to time, the Company is involved in lawsuits, claims and disputes that relate to health and safety, environmental or other matters. Management does not believe that the resolution of any such matters will have a material impact on the Company's financial position or results of operations. (See also Note 8)

       The Company has a purchase commitment with one vendor to purchase approximately $3.9 million of a raw material during each of the years ending December 31, 2000 and 2001.

7.     Concentration of Credit Risk
       Sales to three customers represented 90% of sales to customers during the period January 1, 1999 to December 21, 1999, and sales to one customer represented 78% of the trade receivables balance at December 21, 1999. Sales to two customers represented 83% of sales to customers for the year ended December 31, 1998, and 81% of the trade receivables balance at December 31, 1998. Sales to four customers represented 95% of sales to customers for the year ended December 31, 1997, and sales to one customer represented 97% of the trade receivables balance at December 31, 1997. Purchases from five vendors represented 64% of raw materials purchases during the period January 1, 1999 to December 21, 1999. Purchases from four vendors represented 57% and 66% of raw materials purchases for the years ended December 31, 1998 and 1997, respectively.

8.     Subsequent Event
       In December 1999, pursuant to an asset purchase agreement, the management of Nycomed, Inc. - Rensselaer, a division of Nycomed, Inc., purchased substantially all of the assets of the Company, excluding cash and accounts receivable, and assumed certain liabilities for approximately $58 million, of which $53 million was in cash.